NATIONAL R.V. HOLDINGS, INC.
                                              [GRAPHIC OMITTED][GRAPHIC OMITTED]



                                                                     CONTACT:
                                                                  Donna Dolan
                                                                 800.322.6007
                                                                  ir@nrvh.com


                     NATIONAL R.V. HOLDINGS, INC. ANNOUNCES
                  FOURTH QUARTER AND YEAR END FINANCIAL RESULTS


Perris, CA, March 7, 2006 - National R.V. Holdings, Inc. (NYSE: NVH), a leading manufacturer of recreational vehicles, today announced preliminary, unaudited financial results for its fourth quarter and year ended December 31, 2005.

Net sales grew to $106.5 million in the fourth quarter of 2005, up 5% from $101.9 million in the fourth quarter of 2004. For the year ended December 31, 2005, net sales increased 6%, to $463.6 million, up from $436.8 million in 2004.

The Company reported a net loss of $7.0 million for the fourth quarter of 2005 and $19.8 million for the 2005 fiscal year, compared to a net loss of $12.7 million for the fourth quarter of 2004 and $9.5 million for the 2004 fiscal year. These figures correspond to a net loss of $0.68 per diluted share for the fourth quarter of 2005 and $1.92 per diluted share for the year, compared to a net loss of $1.24 per diluted share for the fourth quarter of 2004 and $0.93 per diluted share for the 2004 fiscal year. During the fourth quarter of 2004 the Company established a full valuation allowance of $11.2 million against its deferred tax asset and recorded the corresponding non-cash charge in its December 31, 2004 fourth quarter and fiscal year financial results. As a result of the full tax valuation allowance established in 2004, the 2005 fourth quarter and full fiscal year results do not include an income tax benefit.

Wholesale unit shipments of diesel motorhomes for the quarter ended December 31, 2005 were 324, down 2% from 329 units shipped during the same period last year. Shipments of gas motorhomes for the fourth quarter of 2005 were 308, up 21% compared to the 254 gas units sold during the same period last year. The increase in sales of the Company's gas motorhomes more than offset the decline in diesel sales. Total unit shipments for the fourth quarter of 2005 were 632 units, an increase of 8% over the fourth quarter of 2004. By comparison, according to the Recreation Vehicle Industry Association, industry-wide shipments of Class A motorhomes were down 26% in the fourth quarter, compared to the same quarter in 2004.

For the year ended December 31, 2005, the Company's wholesale unit shipments of diesel motorhomes were 1,411, up 2% from 1,380 units during 2004. Wholesale unit shipments of gas motorhomes were 1,381 for the twelve months of 2005, down 13% from 1,588 units shipped during 2004. The Company's combined diesel and gas Class A motorhome shipments were down 6% in 2005 compared to 2004, while the average selling price increased 13% to $166,000, compared to $147,000 in 2004, leading to the 6% increase in net sales for the year. Industry-wide, shipments of Class A motorhomes were down 18% in 2005 compared to 2004.

The gross profit margin for the quarter ended December 31, 2005 was 1.9% compared to 6.3% for the same period last year. For the year ended December 31, 2005, the gross profit margin was 2.6% compared to 7.1% for the year ended December 31, 2004. The lower gross margins in 2005 were caused by higher sales incentives resulting from a weakening Class A market, increased spending on engineering and product development, higher material handling costs, higher mid-year manufacturing costs as the Company's work-in-process inventories increased, multiple weeks of shutdowns, and finally, higher warranty costs driven by higher rates and costs of settlement of claims on older highline coaches than experienced by the Company in the past.

Operating expenses for the fourth quarter of 2005 declined 3% to $8.3 million, or 7.8% of net sales, compared to $8.6 million, or 8.4% of net sales, for the fourth quarter of 2004. For the year, operating expenses were $30.1 million, or 6.5% of net sales, which compares to $25.9 million, or 5.9% of net sales, for the prior year, an increase of 16%. Contributing to the higher operating costs in 2005 were higher selling and marketing expenses, including new marketing programs.

"Although the economic environment continues to make the market for class A motorhomes challenging, we are encouraged by several developments. NVH booked record sales for 2005 - we believe this is a direct result of our great products, which are designed to provide the most desirable features at competitive price points, our growing number of dealer partners, and our loyal, expanding customer base," stated Brad Albrechtsen, National R.V. Holdings' president and chief executive officer. "Significant investments in product development seem to be paying off as declines in market share during the first half of the year were more than offset by gains in the second half. Though mostly offset by some large warranty claim settlements on older coaches in the fourth quarter, and by an extra week shut down at our Country Coach division, our cost reduction and efficiency efforts substantially lowered manufacturing costs during the quarter.

"We still have work to do. We are simultaneously evaluating strategic alternatives while continuing our efforts to become profitable. Despite industry shipments declining 16% in the fourth quarter compared to the third, resulting in the lowest quarterly shipments in more than a decade, our growing market share combined with our cost-cutting efforts are increasing our confidence in being profitable in 2006. With a full quarter of benefit from our cost cutting at our National RV division in place, we expect the division to be near break-even in the first quarter. However, these improvements will not be sufficient to fully cover our corporate overhead. Accordingly, we expect to have a substantially reduced loss in Q1, but still expect to be profitable for the year. Beyond that, we believe with our costs and efficiency issues under control, we are well positioned for expanding profitability when the market recovers."

"During the fourth quarter," explained Tom Martini, National R. V. Holdings' chief financial officer, "we continued to focus on improving our cash flow by moving out finished goods and lowering our inventory levels. In the fourth quarter, inventories declined by $15.0 million compared to the third quarter of 2005. We continue to monitor production rates carefully to ensure a tighter connection to retail activity. On a sequential basis, accounts payable increased by $2.4 million during the fourth quarter, a result of the timing of materials delivery. The inventory reduction and the increase in accounts payable were the primary drivers resulting in reduced borrowings against our line of credit of $10.1 million compared to the third quarter of 2005, bringing the outstanding balance to $12.1 million at year end."

RECENT EVENTS

RESTATEMENT OF PRIOR PERIOD RESULTS

The Company is in the latter stages of finalizing its 2005 financial statements for inclusion in its Form 10-K and of completing its assessment of its internal controls over financial reporting, which is also required for the Form 10-K. While undergoing this process, the Company determined that its Country Coach division amortized certain leasehold improvements over a period in excess of the lease term for the related lease. The correction of this error will require a restatement of prior periods. The use of the incorrect useful life on these leasehold improvements caused a cumulative understatement of leasehold improvement amortization expense of $0.41 million at December 31, 2004. As a result of this restatement, the restated cost of goods sold, selling and general and administrative combined annual expense will be increased by $0.07 million in 2004, $0.05 million in 2003, and $0.04 million in 2002. Additionally, stockholders' equity at January 1, 2002 will be reduced by $0.14 million as a result of this restatement.

STATUS OF SARBANES-OXLEY SECTION 404 ASSESSMENT

In connection with its review of the Company's 2005 financial information and assessing its internal controls over financial reporting, the Company concluded that there was a material weakness in its internal control over financial reporting at the Company's Country Coach division. The Company will report this material weakness in its Form 10-K, as of December 31, 2005. This material weakness will be reported substantially as follows:

INSUFFICIENT PERSONNEL RESOURCES, SUPERVISION AND TRAINING WITHIN ITS ACCOUNTING FUNCTION - The Company did not maintain effective controls over the financial reporting process at its Country Coach division and the related corporate oversight because of insufficient personnel resources, supervision and training within the accounting function. This material weakness resulted in the restatement of the consolidated financial statements to correct an error related to the amortization of leasehold improvements. In addition, this material weakness resulted in audit adjustments to the 2005 annual consolidated financial statements affecting inventory, accounts payable, accrued liabilities, accumulated depreciation and amortization, and the related income statement accounts, primarily cost of goods sold, selling, and general and administrative. Additionally, this control deficiency could result in misstatements in the aforementioned accounts that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Management's report on internal controls over financial reporting as of December 31, 2004, was included in the Company's 2004 Form 10-K. In the report, management concluded that there were six material weaknesses as follows:

     1. Insufficient personnel resources and technical expertise within its accounting function.

     2.   Revenue recognition.

     3.   Accounting for sales incentives.

     4.   Accounting for income taxes.

     5.   Physical inventory process.

     6.   Unrestricted access to programs and data.

In response, the Company undertook several remedial actions in 2005, including the reorganization of its accounting personnel and increased technical expertise within the accounting function, discontinued deferred payment arrangements, increased training of all personnel involved in the physical inventory process, the correction of access rights of information technology personnel and users with accounting and reporting responsibilities, and the implementation of additional control procedures. As a result of the effects of these remedial actions, management has determined that material weaknesses 2 through 6 listed above have been fully remediated and no longer represent material weaknesses. The Company has also concluded that material weakness 1 - Insufficient personnel resources and technical expertise within its accounting function - has not been fully remediated, as a result of the control deficiencies discovered during the 2005 year-end audit at the Country Coach division discussed above.

NYSE CONTINUED LISTING PLAN APPROVED

As announced previously, the Company was notified by the New York Stock Exchange
(NYSE) in the fourth quarter of 2005 that it had failed to meet the NYSE's minimum acceptable continued listing criteria. The NYSE required that NVH submit a plan demonstrating how it intends to meet and comply with the continued listing standards.

The required plan was submitted to the NYSE and the Company was recently notified of its approval and acceptance by the NYSE. As a result, the Company's common stock will continue to be listed on the NYSE pending quarterly reviews by the NYSE's listing and compliance committee to ensure progress relative to the plan.

"We are expecting a return to profitability in 2006 and expect to attain the levels of equity and/or market capitalization required by the NYSE to continue to be a listed company," stated Albrechtsen.

CONFERENCE CALL

National R.V. Holdings' management team will host a live audio webcast to discuss its fourth quarter financial results and recent events. The webcast of the conference call will be held today at 10:00 a.m., PST (1:00 p.m., EST). To listen to the conference call via the Internet, please visit National R.V. Holdings' website at www.nrvh.com at least 10 minutes prior to the start of the call in order to register, download and install any necessary software.


ABOUT NATIONAL R.V. HOLDINGS, INC.

National R.V. Holdings, Inc., through its two wholly owned subsidiaries, National RV, Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motor homes under model names Dolphin, Islander, Sea Breeze, Surf Side, Tradewinds and Tropi-Cal. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motor homes under the model names Affinity, Allure, Inspire, Intrigue, and Magna, and bus conversions under the Country Coach Prevost brand.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the Company's future expectations, performance, plans, and prospects, as well as assumptions about future events. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting or the failure to remediate any of the previously disclosed material weaknesses; any failure to implement required new or improved controls; the Company's ability to maintain its stock exchange listing; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's Form 10-K and other filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


                                       ###

                          NATIONAL R.V. HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                                                                  AS RESTATED
                                                                                               DECEMBER 31,       DECEMBER 31,
                                                                                                   2005               2004
                                                                                             -----------------  -----------------
                                                                                               (UNAUDITED)        (UNAUDITED)

ASSETS
Current assets:
   Cash and cash equivalents...............................................................  $             11   $             11
   Restricted cash.........................................................................               201                251
   Receivables, less allowance for doubtful accounts of $392 and $137, respectively........            21,454             19,976
   Inventories, net........................................................................            61,940             74,826
   Deferred income taxes...................................................................               963              1,291
   Note receivable.........................................................................                 --             2,213
   Prepaid expenses........................................................................             2,545              2,924
                                                                                             -----------------  -----------------
     Total current assets..................................................................            87,114            101,492
   Property, plant and equipment, net......................................................            38,458             37,403
   Other assets............................................................................             1,421              1,338
                                                                                             -----------------  -----------------
                                                                                             $        126,993   $        140,233
                                                                                             =================  =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable........................................................................  $         19,769   $         16,612
   Accrued expenses........................................................................            26,722             22,242
   Line of credit..........................................................................            12,059             12,690
   Book overdraft..........................................................................             2,582                803
   Current portion of capital leases.......................................................                57                 51
                                                                                             -----------------  -----------------
     Total current liabilities.............................................................            61,189             52,398
   Long-term accrued expenses..............................................................             5,089              7,069
   Deferred income taxes...................................................................               963              1,291
   Long-term portion of capital leases.....................................................               169                185
                                                                                             -----------------  -----------------
     Total liabilities.....................................................................            67,410             60,943
                                                                                             -----------------  -----------------

Commitments and contingent liabilities.....................................................                 --                --

Stockholders' equity:
   Preferred stock - $0.01 par value; 5,000 shares authorized, 4,000 issued and outstanding                 --                --
   Common stock - $0.01 par value; 25,000,000 shares authorized, 10,339,484 and 10,302,109
     issued and outstanding, respectively..................................................               103                103
   Additional paid-in capital..............................................................            37,563             37,423
   Retained earnings.......................................................................            21,917             41,764
                                                                                             -----------------  -----------------
     Total stockholders' equity............................................................            59,583             79,290
                                                                                             -----------------  -----------------
                                                                                             $        126,993   $        140,233
                                                                                             =================  =================

               The accompanying notes are an integral part of the consolidated financial statements.

                                           NATIONAL R.V. HOLDINGS, INC.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                               THREE-MONTHS ENDED                   TWELVE-MONTHS ENDED
                                                                  DECEMBER 31,                         DECEMBER 31,
                                                       ------------------------------------  ----------------------------------
                                                             2005           AS RESTATED           2005           AS RESTATED
                                                                                2004                                2004
                                                       -----------------  -----------------  ---------------   ----------------
                                                         (UNAUDITED)         (UNAUDITED)        (UNAUDITED)       (UNAUDITED)

Net sales...........................................   $        106,527   $        101,860   $      463,609    $       436,813
Cost of goods sold..................................            104,498             95,481          451,699            405,858
                                                       -----------------  -----------------  ---------------   ----------------
   Gross profit.....................................              2,029              6,379           11,910             30,955
Selling expenses....................................              4,013              3,317           15,302             11,616
General and administrative expenses.................              4,313              4,981           14,802             13,626
Other expense.......................................                  --               258               --                632
                                                       -----------------  -----------------  ---------------   ----------------
   Operating income (loss)..........................             (6,297)            (2,177)         (18,194)             5,081
Interest expense....................................                509                197            1,492                327
Other expense (income)..............................                 52                (18)             (20)               (90)
                                                       -----------------  -----------------  ---------------   ----------------
   Income (loss) from continuing operations before               (6,858)            (2,356)         (19,666)             4,844
     income taxes...................................
Provision for income taxes..........................                181             10,343              181             13,161
                                                       -----------------  -----------------  ---------------   ----------------
   Loss from continuing operations..................             (7,039)           (12,699)         (19,847)            (8,317)
Loss from discontinued operations...................                  --                --                --             2,155
Gain from sale of discontinued operations...........                  --                --                --              (281)
Benefit for income taxes............................                  --                --                --              (737)
                                                       -----------------  -----------------  ---------------   ----------------
Net loss from discontinued operations...............                  --                --                --            (1,137)
                                                       -----------------  -----------------  ---------------   ----------------
Net loss............................................   $         (7,039)  $        (12,699)  $      (19,847)   $        (9,454)
                                                       =================  =================  ================   ================

Basic loss per common share:
   Continuing operations............................   $          (0.68)  $          (1.24)  $        (1.92)   $         (0.81)
   Discontinued operations..........................   $              --   $            --   $            --   $         (0.12)
                                                       -----------------  -----------------  ---------------   ----------------
   Total............................................   $          (0.68)  $          (1.24)  $        (1.92)   $         (0.93)
                                                       =================  =================  ===============   ================

Weighted average number of shares:
   Basic............................................             10,339             10,251           10,338             10,217
   Diluted..........................................             10,339             10,251           10,338             10,217

               The accompanying notes are an integral part of the consolidated financial statements.





                                           NATIONAL R.V. HOLDINGS, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (IN THOUSANDS)

                                                                                TWELVE-MONTHS ENDED
                                                                                   DECEMBER 31,
                                                                           ------------------------------
                                                                               2005        AS RESTATED
                                                                                               2004
                                                                           -------------- ---------------
                                                                            (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
   Net loss............................................................... $     (19,847) $       (9,454)
   Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities:
     Depreciation and amortization........................................         3,890           3,905
     Bad debt expense.....................................................           270              32
     Reserve and write down of inventories................................         1,767           1,280
     Loss on asset disposal...............................................            59             391
     Tax benefit related to exercise of stock options.....................             --            254
     Deferred income tax provision........................................             --         11,894
     Changes in assets and liabilities:
        Decrease (increase) in receivables................................        (1,748)            970
        Decrease (increase) in inventories................................        10,725         (27,279)
        Decrease (increase) in prepaid expenses...........................           459          (1,266)
        Increase in accounts payable......................................         3,157           2,511
        Increase in accrued expenses......................................         2,500             972
                                                                           -------------- ---------------

     Net cash provided by (used in) operating activities..................         1,232         (15,790)
                                                                           -------------- ---------------

Cash flows from investing activities:
   Decrease (increase) in other assets....................................            10             (86)
   Decrease (increase) in restricted cash.................................            50              (1)
   Repayments on note receivable..........................................         2,213             469
   Proceeds from sale of assets...........................................            84           3,601
   Proceeds from sale of discontinued operations..........................             --            500
   Purchase of property, plant and equipment..............................        (4,604)         (4,914)
                                                                           -------------- ---------------

     Net cash used in investing activities................................        (2,247)           (431)
                                                                           -------------- ---------------

Cash flows from financing activities:
   Net advances (payments) on line of credit..............................          (631)         12,690
   Deferred financing costs...............................................          (236)              --
   Increase in book overdraft.............................................         1,779             803
   Principal payments on capital leases...................................           (37)             (8)
   Principal payments on long-term debt...................................             --            (19)
   Proceeds from issuance of common stock.................................           140             707
                                                                           -------------- ---------------

     Net cash provided by financing activities............................         1,015          14,173
                                                                           -------------- ---------------
Net decrease in cash and cash equivalents.................................             --         (2,048)
Cash and cash equivalents, beginning of year..............................            11           2,059
                                                                           -------------- ---------------
Cash and cash equivalents, end of year.................................... $          11  $           11
                                                                            =============   =============

Supplementary cash flow information:
Reclassification of inventory for operating lease......................... $         394  $          --
Acquisition of fixed assets on lease...................................... $          27  $          --

               The accompanying notes are an integral part of the consolidated financial statements.